                                                                 EXHIBIT 10.27.1

                 SETTLEMENT AND ASSUMPTION AGREEMENT AND RELEASE

      THIS SETTLEMENT AND ASSUMPTION AGREEMENT AND RELEASE (this "Agreement") is made as of the 31st day of August, 2004 by and between

      HORIZON PCS, INC. ("Horizon"), BRIGHT PERSONAL COMMUNICATIONS SERVICES, INC. ("Bright") and HORIZON PERSONAL COMMUNICATIONS, INC. ("Percom" and collectively with Horizon and Bright, the "Debtors"),

                                       and

      SBA BROADBAND, INC. ("Broadband"), SBA NETWORK SERVICES, INC. ("Network"), SBA PROPERTIES, INC. ("Properties"), SBA SITES, INC. ("Sites") and SBA TOWERS, INC. ("Towers" and, collectively with Broadband, Network, Properties and Sites, the "SBA Entities").

                                    RECITALS

      A. On August 15, 2003 (the "Petition Date") the Debtors each filed a voluntary petition for relief under Chapter 11 of title 11 of the United States Code, 11 U.S.C. Sections 101-1330, as amended (the "Bankruptcy Code") in the United States Bankruptcy Court for the Southern District of Ohio, Eastern Division (the "Bankruptcy Court"). The Chapter 11 cases of the Debtors (individually a "Case," and collectively, the "Cases") have been consolidated for procedural purposes only.

      B. The Debtors and the SBA Entities are parties to numerous contracts and leases related to the provision of wireless personal communications services. The Debtors and certain of the SBA Entities are parties to approximately 375 leases of wireless telecommunications tower sites pursuant to a Master Site Agreement (the "Percom MSA") dated August 17, 1999 between Percom and Towers and a Master Site Agreement dated as of October 1999 between Bright and Towers (the "Bright MSA" and, together with the Percom MSA, the "MSAs"). The MSAs set forth the general terms and conditions pursuant to which the SBA Entities agree to lease space to the Debtors; individual site locations are governed by separate Site License Acknowledgements ("SLAs") entered into by one of the Debtors and one of the SBA Entities. Each SLA authorizes one of the Debtors to maintain and operate wireless communications equipment at a particular telecommunications tower site, with each such SLA specifying the applicable site location, monthly lease payments for that particular site and annual escalations of such lease payments, lease term, and equipment to be installed by or for the account of the particular Debtor.

      C. On August 17, 1999 Percom and Towers entered into the following additional agreements:

            1. Master Design Build Agreement (the "Percom BTS Agreement") whereby the SBA Entities would construct to the Debtors' specifications additional telecommunication towers at sites jointly determined by the Debtors and the SBA Entities, and the Debtors would lease space at such tower sites from the SBA Entities, pursuant to the Percom MSA and an SLA to be entered into following construction of such tower.

            2. Site Development Agreement (the "SDA") pursuant to which the SBA Entities agreed to pay certain development fees to the Debtors for certain telecommunications tower sites which the SBA Entities construct on behalf of the Debtors.

      D. In October 1999 Bright and Towers entered into a Master Design Build Agreement (the "Bright BTS Agreement" and, together with the Percom BTS Agreement, the "BTS Agreements") substantially similar to the Percom BTS Agreement.

      E. From time to time the MSAs, the BTS Agreements and the SDA have been amended by the parties.

      F. In 2001, the Debtors and the SBA Entities entered into, inter alia, one or more documents entitled as amendments to 100 of the then-existing SLAs pursuant to which the SBA Entities acquired and installed emergency power generators (the "Generators") at the telecommunication tower sites which were the subject of such SLAs in order to supply backup power to such sites in the event of a power failure. Documents entitled as amendments to such SLAs (the "Generator Amendments") specified the particular tower site subject to such amendments and increased the monthly rent under the applicable SLA in the initial amount of $200.00 (the "Additional Rent"). There is a dispute between the parties as to whether the Generator Amendments are separate agreements or true amendments to the applicable SLAs, which issue is being resolved as part of this Agreement. On January 2, 2004 the Debtors filed their Motion of the Debtors and Debtors-in-Possession for an Order Approving the Rejection of Unexpired Power Generators Leases with SBA Towers, Inc. and SBA Properties, Inc. (the "Generator Lease Rejection Motion"). Towers and Properties filed an Objection to the Generator Lease Rejection Motion on the basis that the Generator Amendments are integral and non-severable parts of the MSAs and the applicable SLAs, which the Debtors contested. The Bankruptcy Court has held an evidentiary hearing and the parties have filed extensive legal memoranda. No decision on the Generator Lease Rejection Motion has been made by the Bankruptcy Court.

      G. At various dates in 2001 and 2003 Broadband and one or more of the Debtors entered into agreements (the "SBA Microwave Service Agreements") whereby Broadband agreed to provide digital microwave network services to the Debtors in Indiana and

Pennsylvania. On August 6, 2004 the Debtors filed with the Bankruptcy Court the Motion of the Debtors and Debtors-in-Possession for an Order Approving the Rejection of Certain Unexpired Microwave Service Agreements with SBA Broadband Services, Inc. (the "Microwave Services Rejection Motion"), which the Bankruptcy Court approved by Stipulated Order entered on August 26, 2004 (the "Microwave Services Rejection Order") [Docket No. 999].

      H. The SBA Entities have timely filed numerous proofs of claim (the "Proofs of Claim") in the Cases for, among other things, rent for space at telecommunications tower sites under the MSAs and the SLAs, construction and development services under the BTS Agreements, obligations of the Debtors under the BTS Agreements, and services fees under the SBA Microwave Service Agreements, all accruing or arising prior to the Petition Date. In addition, the SBA Entities have asserted claims under all such agreements that accrued or arose after the Petition Date. The Debtors have asserted claims against one or more of the SBA Entities under, among other things, the SDA, and the Debtors have disputed certain of the Proofs of Claim.

      I. By Order dated August 13, 2004 the Bankruptcy Court approved the Disclosure Statement for the Joint Plan of Reorganization of the Debtors (the "Joint Plan"). The Debtors are in the process of soliciting votes to approve the Joint Plan and the Bankruptcy Court has scheduled a hearing to consider confirmation of the Joint Plan on September 21, 2004.

      J. The Debtors desire to continue to lease space at telecommunications tower sites of the SBA Entities. In order to induce the Debtors to assume the MSAs and the SLAs, as modified herein, the SBA Entities have agreed to certain modifications of the SLAs, the Debtors have agreed to pay certain amounts to cure defaults under such SLAs and agreements and to pay certain post-petition obligations under the BTS Agreements, the SBA Entities have agreed to support the Joint Plan, and the parties have agreed to resolve the disputes concerning the Generator Amendments, the SBA Microwave Service Agreements and the Proofs of Claim, all as set forth herein.

      NOW, THEREFORE, intending to be legally bound hereby and in consideration of the premises and the agreements set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Debtors and the SBA Entities agree as follows:

                                    AGREEMENT

      1. This Agreement is subject to approval of the Bankruptcy Court, which shall be sought either through the filing of a stipulation, or the filing of a motion, so that Court approval of the Agreement shall be obtained at or before the hearing scheduled for September 21, 2004. This Agreement shall become effective on the date (10/1/04) that the order of the Bankruptcy
Court approving this Agreement becomes a final, non-appealable order.

      2. The Debtors hereby assume, as of the Effective Date, their respective MSAs and SLAs, including all Generator Amendments, as modified herein.

            a. In connection with such assumption, the Debtors will on the Effective Date pay the following amounts by wire transfer to the SBA Entities in order to cure all defaults in existence under the MSAs and the SLAs on the Effective Date:

                  i. The sum of $593,676.45, subject to subsequent refund (not to exceed $50,000.00) in the event of further reconciliation of amounts due and modification of rental commencement dates, for rental payments, including Additional Rent, accruing prior to the Petition Date, in full and final satisfaction of Proofs of Claim Nos. 267, 288-91, 294-97; and

                  ii. The amount of any unpaid rental payments, excluding Additional Rent, for the month of September, 2004; and

                  iii. The sum of $178,802 in respect of Additional Rent accruing from and after the Petition Date,

                  iv. The sum of $48,317.00 in respect of installation services at the Country Club site, in full and final satisfaction of Proof of Claim No. 262; and

                  v. The sum of $29,440.21, subject to receipt of validation reasonably satisfactory to the Debtors, in respect of utility bills incorrectly billed to (and paid by) Network for the account of the Debtors for the eleven sites listed on Exhibit A attached hereto.

            b. As of the Effective Date all SLAs shall be modified in the following respects:

                  i. The current term of each SLA shall be extended for a period of five (5) years beyond the expiration date of the current term.

                  ii. The base rent under each SLA following the Effective Date shall be an amount equal to the excess of (A) the base rent for such SLA in effect on the Effective Date, including any Additional Rent applicable to such SLA, calculated after giving effect to any existing escalation in such base rent taking effect prior to the Effective Date, over (B) one-half (1/2) of the Additional Rent, if any, applicable to such SLA, calculated after giving effect to any existing escalation in such Additional Rent taking effect prior to the Effective Date.

                  iii. The first annual escalator following the Effective Date shall be two percent (2%), so that from such escalation date until the next escalation date the base rent shall be 102% of the base rent calculated under the foregoing subparagraph (ii).

                  iv. The second annual escalator following the Effective Date shall be 3%, so that from such escalation date until the next escalation date the base rent shall be 103% of the base rent calculated under the foregoing subparagraph
                        (iii).

                  v. The third and subsequent annual escalators following the Effective Date shall be the percentage amount applicable to such periods in the original SLA.

                  vi. Effective on the third annual escalation date following the Effective Date, the base rent under each SLA shall be adjusted to what the base rent would have been on the third annual escalation date had the escalator percentage amounts for the first and second annual escalators in the original SLA been in effect, less the amount of the Additional Rent (and the escalation thereon) applicable to each such SLA.

            c. At the request of any party, the applicable Debtor and the applicable SBA Entity shall execute amendments to the applicable SLAs (i) to reflect agreed modifications of the rental commencement date, (ii) to reflect the modifications provided for in the foregoing subparagraph b, or (iii) to correct any discrepancy between the space which the applicable Debtor is actually occupying at the tower sites listed in Exhibit B hereto or on a particular tower at such sites and the space location specified in the SLA applicable to each such site.

            d. The SBA Entities shall have no further obligation to furnish any Generators to the Debtors, and the SBA Entities may disconnect the Generators from the Debtors' equipment and dispose of them at the sole discretion of the SBA Entities and retain all proceeds therefrom. If the SBA Entities determine to disconnect and/or remove any Generators, the SBA Entities shall provide the Debtors forty-eight (48) hours advance notice of such disconnection and/or removal.

            e. Each of the Debtors acknowledges that the existing amendments to all SLAs and the amendments contemplated in the foregoing subparagraph (c) constitute integral and non-severable parts of each SLA so amended, and covenants and agrees that it will not, whether in these Cases or in any subsequent bankruptcy proceeding in which such Debtor or any affiliate of a Debtor is a debtor, take any action to reject any amendment to an individual SLA.

      3. The BTS Agreements and the SDA have expired by their terms as of December 31, 2003, and the Parties shall have no further obligations to one another thereunder except as follows:

            a. The following Proofs of Claim shall be allowed as General Unsecured Trade Claims against Percom, which Claims shall be treated in accordance with the provisions of the Joint Plan:

                  i. Proof of Claim No. 266, shall be allowed as a general unsecured claim in favor of Network in the amount of $224,654.22 and the balance of Proof of Claim No. 266 shall be disallowed.

                  ii. Proof of Claim No. 265, shall be allowed as a general unsecured claim in favor of Network in the amount of $64,914.61 and the balance of Proof of Claim No. 265 shall be disallowed;

                  iii. Proof of Claim No. 264 shall be allowed as a general unsecured claim in favor of Network in the amount of $21,361.11, and the balance of Proof of Claim No. 264 shall be disallowed;

                  iv. Proof of Claim No. 299 shall be allowed as a general unsecured claim in favor of Towers in the amount of $9,794.27; and

                  v. Proof of Claim No. 298 shall be allowed as a general unsecured claim in favor of Network in the amount of $2,635.71.

            b. The Debtors shall use commercially reasonable efforts to cause the electric meters for the sites listed on Exhibit A hereto to be changed from Network's name to the name of the applicable Debtor. The Debtors will promptly reimburse the SBA Entities for all electric service billed to and paid by the SBA Entities for such sites from and after the dates set forth on Exhibit A.

      4. The following provisions shall apply to the SBA Microwave Service
Agreements:

            a. Pursuant to the Microwave Services Rejection Order, the Debtors' rejection of the SBA Microwave Services Agreements was effective as of August 31, 2004.

            b. Notwithstanding the effective date of rejection of the SBA Microwave Service Agreements, the Debtors shall be entitled to use the SBA Entities' digital microwave network in the Commonwealth of Pennsylvania (the "Pennsylvania Microwave Network") after August 31, 2004 as long as the Debtors continue to pay the SBA Entities a monthly service fee (the "Post-Rejection Monthly Payment") equal to 76% of the amount, for each month or part thereof, specified under the SBA Microwave Service Agreements with respect to monthly service on all sites in the Pennsylvania Microwave Network. (The Post-Rejection Monthly Payment shall be $9,290.24); provided, however, that if this Agreement is not approved by the Bankruptcy Court, the Post-Rejection Monthly Payment shall be equal to 100% of the amount, for each month or part thereof, specified under the SBA Microwave Service Agreements with respect to monthly service on all sites in the Pennsylvania Microwave Network (in which case the Post-Rejection Monthly Payment shall be $12,224.00).

            c. The Post-Rejection Monthly Payment shall be a post-petition administrative expense or a post-emergence expense, as the case may be, and shall be remitted to Broadband during the month in which the post-rejection usage occurs. The Debtors shall have the right to discontinue such service on all sites in the Pennsylvania Microwave Network at any time, subject to at least ten (10) days' notification to the SBA Entities of such discontinuance during the preceding month.

            d. From and after the effective date of the Debtors' cessation of use of the SBA Entities' microwave service at any site or location, the SBA Entities may disconnect the equipment providing microwave backhaul services and dispose of such equipment at the sole discretion of the SBA Entities and retain all proceeds therefrom.

            e. The SBA Entities shall have the following General Unsecured Trade Claims (as defined in the Joint Plan) against Percom, which claims shall be treated in accordance with the provisions of the Joint Plan:

                        i. Proof of Claim No. 263 shall be allowed as a General Unsecured Trade Claim against Percom in the amount of $163,884.97;

                        ii. Proof of Claim No. 260 shall be deemed withdrawn as of the Effective Date as duplicative of Proof of Claim No. 263; and

                        iii. Broadband shall be allowed a General Unsecured Trade Claim for damages arising from the Debtors' rejection of the SBA Microwave Service Agreements in the amount of

                        $2,097,256.00. The SBA Entities shall have no obligation to file any additional proofs of claim in respect of such rejection damage claim.

      5. The SBA Entities agree to cast their ballots in favor of, and otherwise support, the Joint Plan.

      6. Provided that the Debtors make all payments provided for in this Agreement on the Effective Date and perform all of the obligations and transactions contemplated to be performed under this Agreement by the Debtors, on the Effective Date each of the SBA Entities shall be deemed to release, acquit, and forever discharge each of the Debtors and their agents, employees, representatives, officers, attorneys, shareholders, directors, parent and/or subsidiary corporations, affiliates, assigns and successors-in-interest (collectively, the "Debtors Released Parties") from any and all claims, causes of action, liabilities, obligations or suits, whether known or unknown, of any nature or type, that the SBA Entities have or may have against the Debtor Released Parties as of the Effective Date, including, but not limited to, those arising from or relating to the MSAs, the SLAs, the BTS Agreements and the SDA and any other transactions between the parties.

      7. Provided that the SBA Entities perform all of the obligations and transactions contemplated to be performed under this Agreement by the SBA Entities, on the Effective Date each of the Debtors shall be deemed to release, acquit, and forever discharge each of the SBA Entities and their agents, employees, representatives, officers, attorneys, shareholders, directors, parent and/or subsidiary corporations, affiliates, assigns and successors-in-interest (collectively, the "SBA Released Parties") from any and all claims, causes of action, liabilities, obligations or suits, whether known or unknown, of any nature or type, that the Debtors have or may have against the SBA Released Parties as of the Effective Date, including, but not limited to, those arising from or relating to the MSAs, the SLAs, the BTS Agreements and the SDA and any other transactions between the parties.

      8. The parties acknowledge that (a) they have read and considered this Agreement carefully; (b) that it was negotiated by their attorneys with their express approval and that they have discussed it in detail with their attorneys;
(c) that they have been given a reasonable period of time (as long as they deemed necessary) to consider this Agreement before execution thereof; (d) that they fully understand the extent and impact of the provisions of this Agreement; and (e) that they have executed this Agreement knowingly and voluntarily and without any coercion, undue influence, threat or intimidation of any kind whatsoever. The terms of this Agreement shall govern notwithstanding any contrary provisions contained in the Joint Plan.

      9. The Bankruptcy Court shall retain jurisdiction to resolve any disputes or controversies arising from or related to this Agreement. To the extent federal bankruptcy law is otherwise inapplicable, this Agreement shall be governed by and interpreted in accordance with the laws of the State of Ohio.

      10. The parties' respective rights under this Agreement shall inure to the benefit of their predecessors, successors, assigns, and transferees, including, in the case of the Debtors, the respective debtors-in-possession, and following the effectiveness of the Joint Plan, the reorganized Debtors. The provisions of this Agreement shall be binding upon the parties and their successors and assigns, including without limitation any trustee in bankruptcy appointed for any of the Debtors.

      11. This Agreement may be amended, supplemented, or otherwise modified only by way of a subsequent writing executed by all parties or by the authorized agents or representatives thereof.

      12. This Agreement may be executed by facsimile signatures, which signatures shall, for the purposes of this Agreement, be deemed to constitute an original signature and be binding as such. Additionally, this Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall together constitute the same agreement.

Dated: As of August 31, 2004

DEBTORS:                                THE SBA ENTITIES:

HORIZON PCS, INC.                       SBA BROADBAND, INC.

By: _________________________________   By:  /s/ Thomas P. Hunt
                                             -----------------------------------
                                             Thomas P. Hunt
Its: ________________________________   Its: Senior Vice President and
                                             General Counsel

BRIGHT PERSONAL COMMUNICATIONS          SBA NETWORK SERVICES, INC.
SERVICES, INC.

By: _________________________________   By:  /s/ Thomas P. Hunt
                                             -----------------------------------
                                             Thomas P. Hunt
Its: ________________________________   Its: Senior Vice President and
                                             General Counsel

HORIZON PERSONAL COMMUNICATIONS,        SBA PROPERTIES, INC.
INC.

By: _________________________________   By:  /s/ Thomas P. Hunt
                                             -----------------------------------
                                             Thomas P. Hunt
Its: ________________________________   Its: Senior Vice President and
                                             General Counsel

                                        SBA SITES, INC.

                                        By:  /s/ Thomas P. Hunt
                                             -----------------------------------
                                             Thomas P. Hunt
                                        Its: Senior Vice President and
                                             General Counsel

                                        SBA TOWERS, INC.

                                        By:  /s/ Thomas P. Hunt
                                             -----------------------------------
                                             Thomas P. Hunt
                                        Its: Senior Vice President and
                                             General Counsel

          EXHIBIT A TO SETTLEMENT AND ASSUMPTION AGREEMENT AND RELEASE

SITE ID                 SBA PAYMENT DATE
-------                 ----------------
OH 03166                    07/07/04
VA 04136                    01/01/03
PA 05342                    08/06/04
PA 06748                    07/21/04
TN 00368                    07/16/04
PA 05334                    08/06/04
TN 00548                    07/14/04
OH 03167                    06/18/04
NY 06156                    07/30/04
PA 05343                    07/16/04
PA 05322              Needs Further Review

          EXHIBIT B TO SETTLEMENT AND ASSUMPTION AGREEMENT AND RELEASE

                                RELOCATION SITES

SBA SITE ID           SBA SITE NAME
-----------           -------------
OH03153-B-01          Rio Grande
OH03154-B-01          Vinton
OH03156-B-01          New Boston
OH03157-B-01          Gallipolis 2, OH
OH03170-B-01          Jackson South 2, OH
OH04142-B-01          Lima North